Exhibit 3.3

DATE: DOCUMENT ID DESCRIPTION FILING EXPED PENALTY CERT COPY
04/25/2002 200211500478 ARTICLES OF ORGANIZATION/DOM.LLC (LCA) 125.00 .00 .00 .00 .00
Receipt
This is not a bill. Please do not remit payment.
C.T. CORPORATION SYSTEM
17 S. HIGH STREET
JAMES TANKS
COLUMBUS, OH 43215
STATE OF OHIO
Ohio Secretary of State, J. Kenneth Blackwell
1314485
It is hereby certified that the Secretary of State of Ohio has custody of the business records for
J.M. SMUCKER LLC and, that said business records show the filing and recording of:
Document(s) Document No(s):
ARTICLES OF ORGANIZATION/DOM.LLC 200211500478
United States of America State of Ohio Office of the Secretary of State Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 25th day of April, A.D. 2002. Ohio Secretary of State

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us
Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
ww.state.oh.us/sos
Toll Free: 1-877-SOS-FILE (1-877-767-3453) Expedite this Form: (Select One) PO Box 1390 Yes Columbus, OH 43216 *** Requires an additional fee of $100 *** No PO Box 670 Columbus, OH 43216
ORGANIZATION / REGISTRATION OF LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00
THE UNDERSIGNED DESIRING TO FILE A:
(CHECK ONLY ONE (1) BOX)
(1) X Articles of Organization for
Domestic Limited Liability Company (115-LCA) ORC 1705 (2) Application for Registration of Foreign Limited Liability Company (106-LFA) ORC 1705 (Date of Formation) (State)
Complete the general information in this section for the box checked above.
Name J.M. Smucker LLC
Check here if additional provisions are attached
Complete the information in this section if box (1) is checked.
This limited liability company shall exist for
(Optional)
Purpose
(Optional)
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is
(Optional)
(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
(City) (State) (Zip Code)
533 Page 1 of 5 Last Revised: Jan. 2002
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RECEIVED SECRETARY OF STATE
2002 APR 22 PM 3:58
CLIENT SERVICE CENTER
RECEIVED SECRETARY OF STATE
2002 APR 24 PM 4:08
CLIENT SERVICE CENTER

Complete the information in this section if box (2) is checked.
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is
(Optional)
(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
(City) (State) (Zip Code)
The name under which the foreign limited liability company desires to transact business in Ohio is
The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is
(Name)
(Street) NOTE: P.O. Box Addresses are NOT acceptable.
Ohio
(City) (State) (Zip Code)
The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:
a. the agent cannot be found, or
b. the limited liability company fails to designate another agent when required to do so, or
c. the limited liability company’s registration to do business in Ohio expires or is cancelled.
Must be authenticated by an authorized representative Authorized Representative Steven J. Ellcessor 4-19-02 Date
Authorized Representative Date
533 Page 3 of 5 Last Revised: Jan. 2002
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Complete the information in this section if box (1) is checked Cont.
ORIGINAL APPOINTMENT OF AGENT
The undersigned, being at least a majority of the members of
J.M. Smucker LLC
(name of limited liability) hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:
C T Corporation System
(Name of Agent)
1300 East 9th Street
NOTE: P.O. Box Addresses are NOT acceptable.
Cleveland Ohio 44114
(City) (State) (Zip Code)
Must be authenticated by an
authorized representative 4-19-02
Authorized Representative Date
Steven J. Ellcessor
Authorized Representative Date
ACCEPTANCE OF APPOINTMENT
The undersigned, named herein as the statutory agent for J.M. Smucker LLC
(name of limited liability company) hereby acknowledges and accepts the appointment of agent for said limited liability Company.
C T Corporation System JOYCE A. GILBERT
ASSISTANT SECRETARY
By: (Agent’s signature)
533
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OH067 - 03/06/02 C T System Online

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us
Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)
CONSENT FOR USE OF SIMILAR NAME
(For Domestic / Foreign, Profit or Non-Profit)
Must Be Accompanied By Another Form
THE UNDERSIGNED DESIRING TO FILE A:
(CHECK ONLY ONE (1) BOX) This filing does not extend the registration period
X Where consenting entity is a Where consenting entity is a Where consenting entity is a a corporation Limited Liability Company
Trade Name Limited Partnership
Service Mark Partnership Having Limited Liability
Trade Mark
(147-CSC) (149-CSN) (148-CSL)
Check here if additional provisions are attached
Charter or Registration No.of Entity Giving Consent 98575
Name of Entity
Giving Consent The J. M. Smucker Company
Gives Its Consent To J.M. Smucker LLC
To Use The Name J.M. Smucker LLC
Must be authenticated by an authorized representative 4/19/02
Authorized Representative Steven J. Ellcessor Date
Authorized Representative Dale
If the consenting party is a partnership, all general partners must sign. If only one partner is authorized to sign, a copy of the resolution authorizing the signature must be included.
590 Page 1 of 1 Last Revised: Jan. 2002
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